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                                                                    Exhibit 99.1

LIBERTY MEDIA CORPORATION SERIES A COMMON STOCK BEGINS TRADING UNDER NEW TICKER
                                     SYMBOL

                 "LMC.A" To Become "L" Effective January 2, 2002

December 26, 2001

Englewood, Colorado - Liberty Media Corporation (NYSE: LMC.A and LMC.B) today announced that its Series A Common Stock will begin trading under the ticker symbol "L" effective with the beginning of trading on January 2, 2002. Liberty Media's Series B Common Stock will continue to trade under the symbol "LMC.B" and both series of common stock will continue to trade on the New York Stock Exchange.

Liberty Media Corporation holds interests in a broad range of domestic and international video programming, communications, technology and Internet businesses.

THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH THE OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION. NO OFFERING OF SECURITIES SHALL BE MADE EXCEPT BY MEANS OF A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Contact:
Mike Erickson
877-772-1518